STOCK PURCHASE AGREEMENT
                            ------------------------

     STOCK PURCHASE AGREEMENT, dated as of June 7, 2001 by and between VDO.COM, INC., a company incorporated under the laws of Florida, having an office and address at 5509 11th Avenue, Brooklyn, NY 11219 ("Company"), 100 Mile Plus,
                                                       -------
Ltd., a company incorporated under the laws of California, having an office and address at 10444 Corporate Drive, Suite L, Redlands, CA 92374 ("Purchaser"),
                                                                    ---------
and Shmuel M. Shneibalg, an individual whose address is 5509 11th Avenue, Brooklyn, NY 11219 ("Seller").
                        ------

                               W I T N E S S E T H

     WHEREAS, Seller desires to sell to Purchaser 11,900,000 shares of the Company's common stock ("Shares"), representing 55.11% of the Company's issued
                           ------
and outstanding shares in the common stock of the Company, on the terms and condition set forth in this Stock Purchase Agreement ("Agreement"), and
                                                               ---------

     WHEREAS, Purchasers desire to buy the Shares on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows.

                                    ARTICLE I
                         SALE AND PURCHASE OF THE SHARES
                         -------------------------------

1.1     Sale  of  the  Shares.  Upon the execution of this Agreement, subject to
        ---------------------
the terms and conditions herein set forth, on the basis of the representations, warranties and agreements herein contained, Seller shall deliver the Shares to Purchase shall purchase the Shares from Seller.

1.2     Instruments  of  conveyance  and Transfer.  At the Closing, Seller shall
        -----------------------------------------
deliver a certificate or certificates representing the Shares to Purchaser, in form and substance satisfactory to Purchaser ("Certificates"), as shall be
                                                     ------------
effective to vest in Purchaser all right, title and interest in and to all of the Shares.

1.3     Consideration  and  Payment  for  the  Shares.  In consideration for the
        ---------------------------------------------
Shares, Purchaser shall pay to Seller the Purchase price of Twenty Five Thousand Dollars ($25,000.00) in U.S. currency ("Purchase Price"). The Purchase Price
                                            --------------
shall be payable only upon Closing (as set forth in Article 7 hereof). In addition, at any time within the one year period from the date of this Agreement, the Company shall cause to be issued to Seller that number of shares of common stock of the Company equal to two percent (2%) of the outstanding common stock on the date of issuance, said shares to be restricted in accordance with Rule 144 and subject to dilution after their date of issuance.

                                    ARTICLE 2
                    RESIGNATION OF THE DIRECTORS AND OFFICERS
                    -----------------------------------------

2.1 Prior to the Closing, the Company will cause each person who is a director or officer of the Company, as set forth in Schedule 2.1, to submit his
                                                     ------------
or her written resignation as director or officer of the Company which will be effective immediately and the Company will take all steps required to appoint nominees of Purchaser as directors and officers of the Company.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

     The  Seller  represents  and  warrants  to  the  Purchaser  the  following

3.1     Transfer of Title.  Seller shall transfer title, in and to the Shares to
        -----------------
the Purchaser free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind or nature whatsoever, whether direct or indirect or contingent. This Agreement has been duly executed and delivered by the Seller. This Agreement constitutes, and upon execution and delivery thereof by the Seller, will constitute, a valid and binding agreement of the Seller enforceable against the Seller in accordance with its respective terms.

3.2     No Government Action Required.  The execution and delivery by the Seller
        -----------------------------
of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official, including but not limited to the Securities and Exchange Commission
("Commission")  and  the  National  Association  of Securities Dealers ("NASD"),
                                                                         ----
except such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the date of Closing.

3.3     Voting  or  Other  Agreement.  The  Seller  is  not  a  party  to  any
        ----------------------------
partnership,  management,  shareholders'  or  joint venture or similar agreement
        ---
which would affect the Seller's performance of this Agreement or the Seller's representation and warranties in this Agreement.

3.4     Not  an  "Investment  Company".  The  Seller  is  not  an  "investment
        -------------------------------
company"within  the  meaning  of the Investment Company Act of 1940, as amended.
        --

3.5     Due  Diligence  Materials.  The  information heretofore furnished by the
        -------------------------
Seller to the Purchase for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Seller to the Purchase will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

3.6     No Solicitation.  No form of general solicitation or general advertising
        ---------------
was used by the Seller or, to the best of its actual knowledge, any other person acting on behalf of the Seller, in connection with the offer and sale of the Shares. Neither the Seller, nor, to its knowledge, any person acting on behalf of the Seller, has, either directly or indirectly, sold or offered for sale to any person (other than the Purchaser) any of the Shares, and the Seller represents that neither itself nor any person authorized to act on its behalf (except that the Seller makes no representation as to the Purchaser) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any person or persons so as thereby to cause the issuance or sale of any of the Shares to be in violation of any of the provisions of Section 5 of the Securities Act of 1933 or any other provision of law.

3.7     Not  a  Voting  Trust:  No  Proxies.  None  of the Shares are or will be
        -----------------------------------
subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Shares. Except as provided in this Agreement, the Company is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the sale contemplated by this Agreement, impair, restrict or delay any voting rights with respect to the Shares.

3.8     Survival  of Representations.  The representations and warranties herein
        ----------------------------
by the Seller will be true and correct in all material respects on and as of the Closing with the same force and effect as though said representations and warranties had been made on and as of the Closing and will, except, provided herein, survive the Closing.

3.9     Adoption of Company's Representations.  The Seller adopts and remakes as
        -------------------------------------
its  own  each  and every representation made by the Company in Article 4 below.

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

     The  Company  represents  and  warrants  to  the  Purchaser  the following:

4.1     Due  Organization.  The Company is a corporation duly organized, validly
        -----------------
existing and in good standing under the laws of Florida, with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company has no Subsidiaries. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary. All actions taken by the incorporators, directors and shareholders of the Company have been valid and in accordance with the laws of the State of Florida.

4.2     (a)  Company  Authority.  The  Company has all requisite corporate power
             ------------------
and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to effect the transfer of the Shares in accordance with the terms hereof.

(b)  Due  Authorization.  The execution, delivery and performance by the Company
     ------------------
of this Agreement has been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its shareholders is required.

(c) Valid Execution.  This Agreement has been duly executed and delivered by the
    ---------------
Company.

(d)  Binding  Agreement.  This  Agreement  constitutes,  and  upon execution and
     ------------------
delivery thereof by the Company, will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(e)  No  Violation  of  Corporate  Documents  or  Agreements.  The execution and
     -------------------------------------------------------
delivery  of this Agreement by the Company and the performance by the Company of
    --
its obligations hereunder will not cause, constitute, or conflict with or result in (i) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Company or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto by required, ( ii ) an event that would cause the Company to be liable to any party, or ( iii ) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the Company or on the securities of the Company to be acquired by the Buyer.

4.3     Authorized  Capital,  No Preemptive Rights, No Liens; Anti-Dilution.  As
        -------------------------------------------------------------------
of the date hereof, the authorized capital of the Company is 50,000,000 shares of common stock with a par value of $0.001 per share. The issued and outstanding capital stock of the Company is 17,300,000 shares of common stock and no other shares of capital stock of the Company will be issued or outstanding as of the date of Closing. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholder of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company, or otherwise. As of the date hereof and at Closing ( i ) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and ( ii ) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act and ( iii ) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in the Company's articles of incorporation of by-laws or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement. The Company has furnished to Purchaser true and correct copies of the Company's articles of incorporation and by-laws.

4.4     Seller's  Title to Share, No Liens or Preemptive Rights, Valid Issuance.
        -----------------------------------------------------------------------
Seller has and at the Closing will have full and valid title and control of the Shares, there will be no existing impediment or encumbrance to the sale and transfer of such Shares to the Purchaser; and on delivery to the Purchaser of the Shares, all of the Shares will be free and clear of all taxes, liens, encumbrances, charges or assessments of any kind and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the stockholders of the Company; such Shares will be legally and validly issued in material compliance with all applicable U.S. federal and state securities laws, and will be fully paid and non-assessable shares of the Company's common stock, and the Shares have all been issued under duly authorized resolutions of the Board of Directors of the Company On the Closing, Seller shall delivery to the Purchaser certificates representing the Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever.

4.5     No  Governmental  Action  Required.  The  execution  and delivery by the
        ----------------------------------
Company of this Agreement does not and will not, the sale by Seller of the Shares does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing.

4.6     Compliance  with  Applicable Law and Corporate Documents.  The execution
        --------------------------------------------------------
and delivery by the Company of this Agreement does not and will not contravene or constitute a default under or violation of ( i ) any provision of applicable law or regulation, ( ii ) the Company's articles of incorporation or bylaws, ( iii ) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any its assets, or result in the creation or imposition of any lien on any asset of the Company. The Company is in compliance with and conforms to all statuettes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

4.9     No  Litigation.  The  Company  is  not (and has not been) a party to any
        --------------
suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Company, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the Company and the Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

4.10     No  Taxes.  The  Company  is  not  liable  for  any  income,  sales,
         ---------
withholding, real or personal property taxes to any governmental agencies whatsoever. All United States federal, state, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company have been paid, except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges have been established in accordance with GAAP.

4.11 (a) The Company is not currently carrying on any business and is not a party to any contract, agreement, lease or order which would subject it to any performance or business obligations or restrictions in the future after the closing of this Agreement.

(b) The Company has no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other such parties.

(c)     The  Company  has  no  shareholder  contracts  or  agreements.

(d) The Company has no insurance, stock option plans or employee benefit plans whatsoever

(e)     The  Company  is not in default under any contract or any other document

(f)     The  Company  has  no  written  or  oral contracts with any third party.

(g) The Company has no outstanding powers of attorney and no obligations concerning the performance of the Seller concerning this Agreement.

(h) The Company does not have a direct or indirect Investment ("Investment" means any investment, whether by means of share purchase, partnership interest, capital contribution, loan, time deposit or otherwise) in any Person ("Person" means individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind) and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement.

(i) ( iv ) The Company has all material Permits ("Permits means all licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties, of, and to carry on the business of the Company); ( ii ) all such Permits are in full force and effect, and the Company has fulfilled and performed all material obligations with respect to such Permits; ( iii ) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit, and ( iv ) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

(j) The Company does not own any real estate or any interest in real estate. The Company does not own any patents, copyrights, or trademarks. The Company does not license the intellectual property of others nor owe fees or royalties on the same.

(k) Neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payments of funds of the Company, or received or retained any funds, in each case (x) in violation of any law, rule or regulation or (y) of a character required to be disclosed by the Company in any of the SEC Reports.

(l) There are no outstanding judgments or UCC financing instruments or UCC Securities Interests filed against the Company or any of its properties.

(m) The Company has no debt, loan, or obligations of any kind, to any of its directors, officers, shareholders, or employees, which will not be satisfied at the Closing other than as set forth on Schedule 4.11 (m).

4.12     Not  an  "Investment  Company" Not a Reporting Company.  The Company is
         ------------------------------------------------------
not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to the reporting requirements of section  13  or  15  (d)  of  the  Exchange  Act.

4.13     Not  a "Blind Pool".  The Company was not, has not been, and is not, at
         -------------------
any time between June 1, 1998 and the present, a "blind pool" as that term is generally interpreted, or a "blank check company" as that term is defined in Rule 419 of the Securities and Exchange Act of 1933.

4.14     Not  a  "Control  Share  Acquisition"  The acquisition of the Shares by
         -------------------------------------
Purchaser from Seller is not and will not be a "control share acquisition" as defined in Section 607.0902, Title XXXVI of the Florida Business Corporations Act ("FBCA") and none of the provisions of Chapter 607 of the Act do not apply to the transactions contemplated herein.

4.15     No  Shareholder  Approval  Required.The  acquisition  of  the Shares by
         ------------------------------------
Purchaser from Seller does not require the approval of the shareholders of the Company under the FBCA, the Company's articles of incorporation of bylaws, or any other requirement of law or, shareholder approval is required it has or will, prior to the Closing, be properly obtained in accordance with the requirements of the Company's articles of incorporation and by-laws and the FBCA.

4.16     No Dissenters' Rights.  The acquisition of the Shares by purchaser from
         ---------------------
Seller will not give rise to any dissenting shareholders' rights under Sections 607 0902 or 607 1302 of the FBCA, the Company's articles of incorporation or bylaws, or otherwise.

4.17     No  Liabilities.  There  are  no liabilities of the Company of any kind
         ---------------
whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability. The Company does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the Company's financial statements.

4.18     Not Subject to Voting Trust.  None of the shares are or will be subject
         ---------------------------
to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares. The Company is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares, impair, restrict or delay any voting rights with respects to the Shares.

4.19     Pink  Sheets  Listing.  The  Company  is  currently  listed on the Pink
         ---------------------
Sheets  with  the  following  trading  symbol  "VDOO".

4.20     Prior  Offerings.  All  issuances  by  the  Company of shares of common
         ----------------
stock in pasts transactions have been legally and validly effected, and all of such shares of common stock are fully paid and non-assessable. To the date of this Agreement, the Company has publically offered its shares for sale only as shown on Schedule 4.20 annexed hereto. All of the public offerings listed on
Schedule 4.20 were conducted in strict accordance with the requirements of Regulation D, Rules 504 and 506, as applicable, in full compliance with the requirements of the Securities Exchange Acts of 1933 and 1934, as applicable, and in full compliance with and according to the requirements of the FBCA and the Company's articles of incorporation and bylaws. The Company did not prepare or distribute any offering prospectus, solicitation, or other documents in connection with any prior offering and has provided to Purchaser copies of all documents prepared and filed in connection with any such offerings. All investors I all prior offerings were "accredited" investors as that term is defined in Rule 501 of Regulation D.

4.21     Compliance  with  Law.  To  the  best of its knowledge, the Company has
         ---------------------
complied with, and is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies. There are no pending or threatened proceedings against the company by any federal, state or local government, or any department, board, agency or other body thereof.

4.22     Corporate  Documents  Effective.  The  articles  of  incorporation,  as
         -------------------------------
amended, and the bylaws of the Company, as provided to Purchaser are, or will at Closing be, in full force and effect and all actions of the Board of Directors or shareholders required to accomplish same have, or will at Closing have been, taken.

4.23     True  Representations.  The  information  heretofore  furnished  by the
         ---------------------
Company to the Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company to the Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

4.24     Survival  The representations and warranties herein by the Company will
         --------
be true and correct in all material respects on and as of the Closing with the same force and effect as though said representations and warranties had been made on and as of the Closing Time and will, except, as otherwise provided herein, survive the Closing for a period of one (1) year.

                                    ARTICLE 5
                                    COVENANTS
                                    ---------

     From the date of this Agreement to Closing, the Seller and the Company covenant as follows:

5.1 Seller will to the best of his ability preserve intact the current status of the Company and the trading capacity of the Company as a Pink Sheet traded company.

5.2 The Seller will furnish Purchaser with whatever corporate records and documents are available, such as Articles of Incorporation and Bylaws.

5.3 The Company will not enter into any contract, written or oral, or business transaction, merger or business combination, or incur any debts, loan, or obligations without the express written consent of Purchaser or enter into any agreements with its officers, directors, or shareholders.

5.4 The Company will not amend or change its Articles of Incorporation or Bylaws, or issue any further shares in the common stock of the Company without the express written consent of Purchaser.

5.5 The Company will not issue any stock options, warrants or other rights or interest in the Shares or to its shares of common stock.

5.6 The Seller will not encumber or mortgage any right or interest in the Shares, and will not transfer any rights to the Shares to any third party whatsoever.

5.7 The Company will not declare any dividend in cash or stock, or any other benefit to its shareholders.

5.8 The Company will not institute any bonus, benefit, profit sharing, stock option, pension retirement plan or similar arrangement.

5.9 The Seller will obtain and submit to the Purchaser resignation of current officers and directors.

5.10 The Company will arrange for the Company's current bank account to be closed and the delivery of all bank account statements and records pertaining to this account.

                                    ARTICLE 6
                                 INDEMNIFICATION
                                 ---------------

6.1 The Company and Seller do, jointly and severally, and hereby do agree to, indemnify and hold harmless the Purchaser (which includes, for the purposes of this Article, Purchaser's officers and directors, and shareholders) against any Losses, joint or several, to which Purchaser may become subject under the Exchange Act, any state or federal law, statutory or common law, or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise by reason of the inaccuracy of any warranty or representation contained in this Agreement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company and Seller will in addition reimburse Purchaser for any legal or any other expenses reasonably incurred by Purchaser in connection with investigating or defending any such loss, claim, liability, action or proceeding. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Purchaser and shall survive the sale of the Shares to Purchaser. As used herein, "Losses" means any loss, claim,
                                                  ------
damage, award, liabilities, suits, penalties, forfeitures, cost or expense (including, without limitation, reasonable attorneys', consultant and other professional fees and disbursements of every kind, nature and description).

                                    ARTICLE 7
                        CLOSING AND DELIVERY OF DOCUMENTS
                        ---------------------------------

7.1     Closing.  The  closing  shall  be  held  on or before June 6, 2001.  The
        -------
Closing  shall  occur  as  a  single  integrated  transaction,  as  follows.

(a)     Delivery  by  Seller
        --------------------

( i ) Seller shall deliver to the Purchase such instruments, documents and certificates as are required to be delivered by Seller or its representatives pursuant to the provisions of this Agreement including an opinion of Seller's counsel in a form acceptable to Purchaser and their counsel.

(  ii  )  Seller  shall  deliver  the  Certificates  as  directed  by  Purchaser

( iii ) Seller shall deliver the opinion of its counsel, in the form annexed hereto as Exhibit A, as to the matters set forth in paragraphs 3.2, 3.3, 3.4, 3.7, 4.3 4.4, and 4.12 through 4.16, in the form annexed hereto as Exhibit A.

( iv ) The Company shall deliver the opinion of their respective counsel as to the matters set forth in paragraphs 4.1 through 4.8, and 4.12 through, 4.16, in the form annexed hereto as Exhibit B.

(b)     Delivery  by  Purchaser
        -----------------------

(  i  )  The  Purchaser  shall  pay  the  Purchase  Price  to  the  Seller,  and

( ii ) The Purchaser shall deliver, or cause to be delivered, to Seller such instruments, documents and certificates as are required to be delivered by the Purchaser of their representatives pursuant to the provisions of this Agreement.

                                    ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

8.1     Mutual  Consent. Notwithstanding  anything  to the contrary contained in
        ---------------
this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to delivery of the Purchase Price solely by the mutual consent of all of the parties.

8.2     Waiver.  Any  term,  provision,  covenant,  representation,  warranty or
        ------
condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition of the breach of any other term, provision, covenant, representation or warranty, No modification or amendment of this Agreements shall be valid and binding unless it be in writing and signed by all parties hereto.

8.3     Termination  by  Purchaser.  Notwithstanding  anything  to  the contrary
        --------------------------
herein, Purchaser shall have the right, in its sole and absolute discretion, at any time prior to its payment of the Purchase Price, to terminate this Agreement, in which event, this Agreement shall be terminated and no party shall have any further obligation to any other party.

                                    ARTICLE 9
                                  MISCELLANEOUS
                                  -------------

9.1     Entire  Agreement. This  Agreement  sets  forth the entire agreement and
        -----------------
understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereofNo understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

9.2     Notices.  All notices provided for in this Agreement shall be in writing
        -------
signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the day of mailing. Notices shall be sent to the addresses set forth above.

9.3     Governing  Law.  This  Agreement  shall  be  governed  in  all respects,
        --------------
including validity, construction, interpretation and effect, by the laws of the State of New York (without regard to principles of conflicts of law). Each of the parties hereto agrees to submit to the exclusive jurisdiction of any federal or state court within the County of New York, with respect to any claim or cause of action arising under or relating to this Agreement. The parties agree that any service of process to be made hereunder may be made by certified mail, return receipt requested, addressed to the party at the address provided herein, together with a copy to be delivered to such party's attorneys via telecopier (if provided herein). Such service shall be deemed to be completed when mailed and sent and received by telecopier. Seller and Purchaser each waives any objection based on forum non conveniens. Nothing in this paragraph shall affect
                    --------------------
the right of Seller or Purchaser to serve legal process in any other manner permitted by law.

9.4     Counterparts.  This  Agreement  may be executed by the parties hereto in
        ------------
separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.5     Taxes  Any  income  taxes  required  to  be  paid in connection with the
        -----
payments due hereunder, shall be borne by the party required to make such payments. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

9.6     Waivers  and  Amendments;  Non-Contractual  Remedies;  Preservation  of
        -----------------------------------------------------------------------
Remedies. This Agreement may be amended, superseded, cancelled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supercede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege shall hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power of privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

9.7     Binding  Effect;  No  Assignment, No Third-Party Rights.  This Agreement
        -------------------------------------------------------
shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law.

9.8     Further  Assurances.  Each  party  shall,  at  the  request of the other
        -------------------
party, at any time and from time to time following the Closing promptly execute and delivery, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

9.9     Severability  of  Provisions.  If  any  provision  or any portion of any
        ----------------------------
provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, in no event shall this Agreement be rendered void or unenforceable.

9.10     Exhibits and Schedules.  All exhibits annexed hereto, and all schedules
         ----------------------
referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein. Any matter disclosed on any schedule referred to herein shall be deemed also to have been disclosed on any other applicable schedule referred to herein.

9.11     Captions. All section titles or captions contained in this Agreement or
         --------
in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

9.12     Expenses.  Except  as  otherwise  expressly provided in this Agreement,
         --------
whether or not the Closing occurs, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.


VDO.COM, INC.                                   100  MILE  PLUS,  LTD.

/s/  Shmuel  Shneibalg                          /s/  Anthony  Miller
______________________________                  _____________________________
By:     Shmuel  Shneibalg                       By:     Anthony  Miller
Its:    President                               Its:    Acting  Pres.




/s/  Shmuel  Shneibalg
______________________________
Shmuel  Shneibalg

                                 ADDENDUM NO. 1
                                 --------------

                           TO STOCK PURCHASE AGREEMENT
                           ---------------------------
                               DATED JUNE 7, 2001
                               ------------------

     This Addendum No. 1 is entered into this 7th day of June, 2001, by and between VDO.com, Inc. ("Company"), Hundred Mile Plus, Ltd. ("Purchaser") and Shmuel M. Shneibalg ("Seller") (together "the Parties") in order to amend and clarify the terms of the Stock Purchase Agreement ("Agreement") dated June 7, 2001 and entered into by and between the Parties.

     In exchange of good and valuable consideration, the value and sufficiency of which is hereby acknowledged by the Parties, the Parties hereby agree to amend the Agreement as follows:

     1.     RESIGNATION  OF  OFFICERS  AND  DIRECTORS.  As  of June 7, 2001, the
            ------------------------------------------
Parties  agree     to  substitute  Section  2.1  of the Agreement to read in its entirety  as  follows:

     2.1          Resignation  of Officers and Directors.  Prior to the Closing,
                  --------------------------------------
Seller          will  submit  his  resignation as Director, President, Secretary and Treasurer of Company, as well as any other positions Seller holds with Company. Such resignations shall be effective in accordance with Section
2.2  below.

2.     ACCEPTANCE  OF  RESIGNATIONS  AND  APPOINTMENT OF OFFICERS AND DIRECTORS.
       -------------------------------------------------------------------------
As  of  June  7,  2001,  the  Parties  agree to add the following Section 2.2 to
Article  2  of  the  Agreement  to  read  in  its  entirety  as  follows:

     2.2          Acceptance  of  Resignations  and  Appointment of Officers and
                  --------------------------------------------------------------
Directors.  Prior  to the Closing, Seller as sole director of Company, agrees to
   ------
appoint Anthony Miller as President, Secretary and Treasurer of Company, which will signal Seller's delivery and Company's acceptance of Seller's resignation as President, Secretary and Treasurer. Prior to Closing, Seller further agrees, as the sole director and majority shareholder of Company, to execute a Board Resolution accepting Seller's resignation as a Director of Company, upon the effective date that a new Board of Directors takes office, and concurrently nominating and appointing the individuals listed in Exhibit "B" attached to Addendum No. 1, which is incorporated herein by this reference, as the new Board of Directors of Company, effective upon the filing of a Form 14-F with the Securities and Exchange Commission and the expiration of any applicable waiting period.

3.     OWNERSHIP  OF  THE  SHARES.  As of June 7, 2001, the Parties agree to add
       ---------------------------
the     following  Section  3.1.1  to  Article 3 of the Agreement to read in its
entirety  as     follows:

3.0          Ownership of the Shares.  Seller represents and warrants that as of
             -----------------------
June 7, 2001 (prior to the date of the Agreement) he owns the Shares despite the fact the name on the stock certificate representing the 11.9 million shares is currently in the name of Embryo Capital Group. Seller further represents and warrants that he has full authority to act on behalf of the Embryo Capital Group, and that Embryo Capital Group will sign this Addendum to signify its agreement and consent to the foregoing and its agreement to transfer the stock certificate to Purchaser according to the terms of this Addendum.

4.     TRANSFER  OF  TITLE.  As of June 7, 2001, the Parties agree to substitute
       --------------------
Section 3.1  of  the  Agreement  to  read  in  its  entirety  as  follows:

3.1          Transfer  of  Title.  Seller  shall  transfer  title, in and to the
             -------------------
Shares to the individuals, and in the amounts, designated by Purchaser, as outlined in Exhibit "A" attached to Addendum No. 1 of this Agreement and incorporated herein by this reference ('Exhibit "A".'). Seller represents and warrants that the title in and to the Shares is free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind or nature whatsoever, whether direct or indirect or contingent. This Agreement has been duly executed and delivered by the Seller. This Agreement constitutes, and upon execution and delivery thereof by the Seller, will constitute, a valid and binding agreement of the Seller against the Seller in accordance with its respective terms.

5.     DELIVERY  BY PURCHASER.  As of June 7, 2001, the Parties agree to add the
       -----------------------
following Section 7.1 (b) (iii) to Article 7 of the Agreement to read in its entirety as follows:

     7.1 (b) (iii) Company agrees to pay for the stock certificate transfers from Seller and Embryo Capital Group to the individuals listed in Exhibit "A."

     6.     OTHER  TERMS  AND  CONDITIONS.  Except  as  specifically  amended or
            ------------------------------
modified herein, the terms and conditions of the Agreement will remain in full force and effect. If the terms of the Addendum are found by a court of competent jurisdiction to conflict with any terms of the Agreement the terms of this Addendum will control.


[Remainder  of  Page  Left  Blank  Intentionally]

IN WITNESS WHEREOF, the Parties and following individuals and companies signify their agreement to amend the terms of the Agreement in accordance the terms listed in this Addendum No. 1 as of the date first written above:



     VDO.com,  Inc.                              Hundred  Mile  Plus,  Ltd.


Sign:  /s/  Shmuel  Shneibalg                    Sign:  /s/  Latifah  Saafir


Print:  Shmuel  Shneibalg                        Print:  Latifah  Saafir


Title:  President                                Title:  Director



Shmuel  M.  Shneibalg,  an  individual           Embryo  Capital  Group


Sign:  /s/  Shmuel  M.  Shneibalg                Sign: /s/  Shmuel  M. Shneibalg


Print:  Shmuel  M.  Shneibalg                    Print:  Shmuel  M.  Shneibalg


                                                 Title:  President

                                   EXHIBIT "A"
                                   -----------

List of individuals and corresponding amount of shares Seller will transfer to each according to the terms of the Agreement and the attached Addendum No. 1:



NAME OF INDIVIDUAL. . . .  NUMBER OF SHARES
-------------------------  ----------------
Thomas Meeks. . . . . . .         1,045,840
-------------------------  ----------------
Yvonne Miller . . . . . .         1,045,840
-------------------------  ----------------
Tonie Mobley. . . . . . .         1,045,840
-------------------------  ----------------
Lena Bush . . . . . . . .         1,000,000
-------------------------  ----------------
Irene Meeks . . . . . . .         1,000,000
-------------------------  ----------------
Jason Miller. . . . . . .           614,330
-------------------------  ----------------
Jonathan Miller . . . . .           614,330
-------------------------  ----------------
Anthony Miller. . . . . .           535,500
-------------------------  ----------------
Larry Mobley. . . . . . .           535,500
-------------------------  ----------------
William Saafir. . . . . .           600,000
-------------------------  ----------------
Phyllis Gore. . . . . . .           500,000
-------------------------  ----------------
Birdell Bouldin . . . . .           500,000
-------------------------  ----------------
Anita Meeks . . . . . . .           500,000
-------------------------  ----------------
Jamar Wills . . . . . . .           328,660
-------------------------  ----------------
Omar Wills. . . . . . . .           300,000
-------------------------  ----------------
Stephen Goodwin . . . . .           300,000
-------------------------  ----------------
Stacey Harden . . . . . .           300,000
-------------------------  ----------------
Ollie McCain. . . . . . .           300,000
-------------------------  ----------------
Maeiris Marie Satterfield           250,000
-------------------------  ----------------
Jerri Washington. . . . .           200,000
-------------------------  ----------------
Thomas Hobson . . . . . .           200,000
-------------------------  ----------------
Jean Wilburn. . . . . . .           184,160
-------------------------  ----------------

Total:                           11,900,000


                                   EXHIBIT "B"
                                   -----------

The following individuals will be appointed to the Board of Directors of VDO.com after the filing of 14F-1 with the SEC and the passing of any applicable waiting period, in accordance with the terms of the Agreement and the attached Addendum No. 1:


William  D.  Satterfield

Latifah  Saafir

Wardell  Bruce  Moore